UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry Into Side Letter

On July 21, 2010, the Board of Directors (the "Board") of Exide Technologies (the "Company") approved and entered into a side letter ("Side Letter") to Gordon Ulsh’s Amended and Restated Employment Agreement dated as of January 31, 2008 (as subsequently amended from time to time, the "Amended Employment Agreement") to address certain potential adverse tax consequences resulting from Mr. Ulsh’s agreement to extend his employment to July 26, 2010. Under the Amended Employment Agreement, certain shares underlying awards held by Mr. Ulsh are to be delivered six months after the conclusion of his employment with the Company. In light of Mr. Ulsh’s agreement to extend his service as Chief Executive Officer through July 26, 2010 rather than the previously expected June 30, 2010, the certificated shares will no longer be delivered on December 31, 2010, but instead will be delivered on January 26, 2011. In light of possible higher tax rates that may become effective January 1, 2011, Mr. Ulsh’s marginal tax rate may rise, resulting in higher taxable income for the shares of common stock that will be delivered on January 26, 2011 than if they had been delivered on December 31, 2010. Consequently, the Board has approved the entry into the Side Letter to address any potential higher tax obligations relating to his extended service.

Under the terms of the Side Letter, Mr. Ulsh will receive an additional payment calculated based on the income recognized as a result of the delivery of the 278,421 shares of common stock multiplied by the difference between Mr. Ulsh’s 2010 and 2011 marginal tax rate. The additional payment calculation will be limited to the closing price of the Company’s common stock at December 31, 2010 in the event the price of the Company’s common stock increases between such date and January 26, 2011. Additionally, if Mr. Ulsh’s marginal tax rate for 2011 does not increase from 2010 levels, no additional payment will be provided.

Resignation of Mr. Ulsh

On July 21, 2010, Mr. Ulsh notified the Board of his resignation from his position as director effective July 26, 2010. His resignation did not result from any disagreements with management or the Board. Mr. Ulsh’s employment with the Company, as its Chief Executive Officer terminated on July 26, 2010 in accordance with the terms of the Amended Employment Agreement.

Entry into Restricted Stock Award Agreement

On July 21, 2010, the Board approved, and on July 26, 2010 entered into, a Restricted Stock Award Agreement with James R. Bolch related to 750,000 shares of restricted stock granted to Mr. Bolch as an inducement award made by the Company in accordance with the terms of his employment agreement. Mr. Bolch received the shares of restricted stock granted under the Restricted Stock Award Agreement upon the commencement of his employment with the Company as its President and Chief Executive Officer on July 26, 2010.

Item 9.01 Financial Statements and Exhibits.

10.1 Restricted Stock Award Agreement, dated July 26, 2010, by and between Exide Technologies and James R. Bolch.

10.2 Side Letter Agreement, dated July 26, 2010, by and between Exide Technologies and Gordon A. Ulsh.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

July 26, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Award Agreement, dated July 26, 2010, by and between Exide Technologies and James R. Bolch
10.2	Side Letter Agreement, dated July 26, 2010, by and between Exide Technologies and Gordon A. Ulsh